Exhibit 9

                                CLOSING AGREEMENT
                                     BETWEEN
                NETRATINGS, INC. AND NIELSEN MEDIA RESEARCH, INC.



     This Agreement dated December 21, 1999 (the "Closing Agreement") sets forth the closing procedures for the additional investment in NetRatings, Inc. ("NTRT") by Nielsen Media Research, Inc. ("NMR") pursuant to the Top-Off Notice from NMR to NTRT dated October 26, 1999, NMR's exercise of two Common Stock Purchase Warrants dated August 15, 1999 (the "Warrants") and the Agreement dated November 9, 1999 between NTRT and NMR (the "November Agreement").

     NTRT and NMR agree as follows:

     1. The Control Date as defined in the November Agreement has occurred.

     2. NMR has exercised the Top-Off Right pursuant to the Top-Off Notice.

     3. NMR has exercised the Warrants by submitting them for exercise in accordance with their terms.

     4. Pursuant to the Top-Off Right, the following shareholders of NTRT (the "Individual Holders") have agreed to sell the following number of shares to NTRT, and NTRT will reissue said shares to NMR:

         Simon Chen                                                 75,000
         Robert Hooven                                              24,350
         Wilber T. Hooven, III                                      15,262
         Susan Kurze                                                   750
         Tim Meadows                                                89,271
         David G. Norman (Jr.)                                       5,000
         Janice/Daniel Norman                                        1,600
         Jack Serfass                                               35,000
         Swiss Family Klein, Ltd.                                   18,314
         Dave Toth                                                 296,814
         Wilmont Living Trust                                       34,194
                                                                  --------
                                                                   595,555

     5. On the date hereof (the "Closing Date"), NMR has paid NTRT $235,857,564 by wire transfer in consideration for the issuance to NMR, pursuant to the Warrant exercise and the Top-Off Right, of 16,592,794 shares of Common Stock of NTRT.

     6. On the Closing Date, NTRT has instructed its transfer agent to issue, as soon as practicable, a stock certificate to NMR for 17,188,349 shares of Common Stock of NTRT (which includes the shares described in paragraphs 5 and 8).


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     7. As of the Closing Date, accordingly, NMR has become the beneficial owner of said 17,188,349 shares.

     8. The law firm of Gray, Cary, Ware & Friedenrich ("Gray, Cary") has agreed to serve as escrow agent for the closing of the 595,555 shares to be sold to NMR by the Individual Holders. On the date hereof, NMR has remitted $10,124,435 by wire transfer to Gray, Cary to be held against receipt of the shares from each Individual Holder. Gray, Cary will pay each holder $17.00 per share for the shares submitted upon receipt from said Individual Holder of the full amount of shares to be sold by him or her.

     9. The Closing Date shall be deemed the "Closing" for purpose of the resolutions of the Board of Directors of NTRT adopted by unanimous written consent on December 20, 1999 electing the NMR Nominees (as defined in said resolutions) to the Board of NTRT, and the NMR Nominees are thereby elected as of the date hereof.

     10. Capitalized terms not defined herein shall have the meanings assigned to them in the November Agreement.


NetRatings, Inc.                         Nielsen Media Research, Inc.


By: /s/ Jack Lazar                       By: /s/ Stephen J. Boatti
    ---------------------------------     --------------------------------------
    Name:   Jack Lazar                       Name:  Stephen J. Boatti
    Title:  Vice President and               Title: Senior Vice President and
            Chief Financial Officer                Chief Legal Officer


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